Exhibit 10.1

EXECUTION VERSION

U.S. TRANSITION SERVICES AGREEMENT

BY AND BETWEEN

ABBOTT LABORATORIES

AND

ABBVIE INC.

DATED AS OF DECEMBER 31, 2012

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TABLE OF CONTENTS
(continued)

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THIS U.S. TRANSITION SERVICES AGREEMENT, dated as of December 31, 2012, is by and between ABBOTT LABORATORIES, an Illinois corporation (“Abbott”), and ABBVIE INC., a Delaware corporation (“AbbVie”).

R E C I T A L S:

WHEREAS, the board of directors of Abbott has determined that it is appropriate and advisable to separate Abbott’s research-based pharmaceuticals business from its other businesses;

WHEREAS, in order to effectuate the foregoing, Abbott and AbbVie have entered into a Separation and Distribution Agreement, dated as of November 28, 2012 (the “Separation and Distribution Agreement”), which provides for, among other things, the contribution from Abbott to AbbVie of certain assets, the assumption by AbbVie of certain Liabilities (as defined in the Separation and Distribution Agreement) from Abbott, the distribution by Abbott of AbbVie common stock to Abbott shareholders, and the execution and delivery of certain agreements in order to facilitate and provide for the foregoing, in each case subject to the terms and conditions set forth therein; and

WHEREAS, in order to facilitate and provide for an orderly transition under the Separation and Distribution Agreement, the Parties (as defined herein) desire to enter into this Agreement to set forth the terms and conditions pursuant to which each of the Parties shall provide to the other the Services (as defined herein) for a transitional period.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement (as defined herein), the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01.                          Definitions.  Reference is made to Section 9.09 regarding the interpretation of certain words and phrases used in this Agreement.  In addition, for the purpose of this Agreement, the following terms shall have the meanings set forth below:

“Abbott” has the meaning set forth in the Preamble.

“Abbott Subsidiary” has the meaning set forth in the Separation and Distribution Agreement.

“AbbVie” has the meaning set forth in the Preamble.

“AbbVie Subsidiary” has the meaning set forth in the Separation and Distribution Agreement.

“Additional Service” has the meaning set forth in Section 2.02(c).

“Affiliate” has the meaning set forth in the Separation and Distribution Agreement.

“Agreement” means this U.S. Transition Services Agreement and each of the Schedules and Exhibits hereto.

“Change of Control” has the meaning set forth in the Separation and Distribution Agreement.

“Charges” has the meaning set forth in Section 2.04.

“Dispute” has the meaning set forth in Section 9.07(a).

“Effective Time” has the meaning set forth in the Separation and Distribution Agreement.

“Excluded Service” has the meaning set forth in Section 2.02(b).

“Force Majeure” has the meaning set forth in the Separation and Distribution Agreement.

“Governmental Authority” has the meaning set forth in the Separation and Distribution Agreement.

“Information” has the meaning set forth in the Separation and Distribution Agreement.

“Initial Services” has the meaning set forth in Section 2.01.

“Interest Payment” has the meaning set forth in Section 4.02.

“Law” has the meaning set forth in the Separation and Distribution Agreement.

“Liabilities” has the meaning set forth in the Separation and Distribution Agreement.

“Notice” means any written notice, request, demand or other communication specifically referencing this Agreement and given in accordance with Section 9.17.

“Omitted Service” has the meaning set forth in Section 2.02(a).

“Parties” means the parties to this Agreement.

“Person” has the meaning set forth in the Separation and Distribution Agreement.

“Personal Data” means data that can be used by itself or in combination with other available data to identify a specific individual.

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“Prime Rate” has the meaning set forth in the Separation and Distribution Agreement.

“Privileged Information” has the meaning set forth in the Separation and Distribution Agreement.

“Proceeding” has the meaning set forth in the Separation and Distribution Agreement.

“Provider” means, with respect to any Service, the entity or entities identified on the applicable subsection of Schedule 1 hereto as the “Service Provider.”

“Provider Indemnitees” has the meaning set forth in Section 7.03.

“Recipient” means, with respect to any Service, the entity or entities identified on the applicable subsection of Schedule 1 hereto as the “Service Recipient.”

“Reinstated Service” has the meaning set forth in Section 2.02(b).

“Representatives” has the meaning set forth in the Separation and Distribution Agreement.

“Separation and Distribution Agreement” has the meaning set forth in the Recitals.

“Service Baseline Period” has the meaning set forth in Section 2.03(c).

“Service Extension” has the meaning set forth in Section 5.04(a).

“Service Period” means, with respect to any Service, the period commencing on the later of (a) the Effective Time and (b) the date on which any Omitted Service, Excluded Service or Additional Service becomes a “Service” pursuant to the terms of this Agreement, and ending on the earlier of (i) the date the Recipient terminates the provision of such Service pursuant to Section 5.02, and (ii) the termination date (measured as the number of months from the Effective Time) specified with respect to such Service on the subsection of Schedule 1 hereto applicable to such Service, unless extended pursuant to Section 5.04.

“Services” means the Initial Services, Omitted Services, Reinstated Services and Additional Services.

“Subsidiary” has the meaning set forth in the Separation and Distribution Agreement.

“Tax” has the meaning set forth in the Separation and Distribution Agreement.

“Tax Authority” has the meaning set forth in the Separation and Distribution Agreement.

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“Third Party” has the meaning set forth in the Separation and Distribution Agreement.

“Transition Committee” has the meaning set forth in the Separation and Distribution Agreement.

ARTICLE II

SERVICES

Section 2.01.                          Initial Services.  Commencing as of the Effective Time, the Provider agrees to provide, or to cause one of its Subsidiaries to provide, to the Recipient, or any Subsidiary of the Recipient, the applicable services (the “Initial Services”) set forth on each of the subsections of Schedule 1 hereto.

Section 2.02.                          Omitted Services; Excluded Services; Additional Services.

(a)                                 If, following the Effective Time and during the term of this Agreement, a Party identifies a service that, prior to the Effective Time, the other Party or any of its Subsidiaries provided to the identifying Party or any of its Subsidiaries, but such service was inadvertently omitted from the Services set forth on Schedule 1 hereto (each such service, an “Omitted Service”), then the other Party shall use commercially reasonable efforts to provide, or to cause one of its Subsidiaries to provide, any such Omitted Service to the identifying Party and its Subsidiaries; provided that the other Party shall not be obligated to provide any Omitted Service if it does not, in its reasonable judgment, have adequate resources to provide such Omitted Service or if the provision of such Omitted Service would significantly disrupt the operation of its businesses.  The Parties shall cooperate and act in good faith to create a supplemental subsection of Schedule 1 hereto for each Omitted Service in the form attached hereto as Exhibit A and amend Schedule 1 hereto to include the Omitted Service.  Each supplemental subsection of Schedule 1 hereto, as agreed to in writing by the Parties, shall be deemed part of this Agreement as of the date of such agreement and the Omitted Services set forth therein shall be deemed “Services” provided under this Agreement, in each case subject to the terms and conditions of this Agreement.

(b)                                 If, following the Effective Time and during the term of this Agreement, a Party identifies a service that, prior to the Effective Time, the other Party or any of its Subsidiaries provided to the identifying Party or any of its Subsidiaries, but the Parties had mutually agreed that such service would not be provided under the terms of this Agreement (each such service, an “Excluded Service”), then the Parties shall cooperate and act in good faith to determine whether the other Party shall provide such Excluded Service to the identifying Party or any of its Subsidiaries under the terms of this Agreement.  If the Parties determine that the other Party shall provide such Excluded Service to the identifying Party (each such Excluded Service, a “Reinstated Service”), then the Parties shall cooperate and act in good faith to create a supplemental subsection of Schedule 1 hereto for each Reinstated Service in the form attached hereto as Exhibit A and amend Schedule 1 hereto to include the Reinstated Service.  Each supplemental subsection of Schedule 1 hereto, as agreed in writing by the Parties, shall be deemed part of this Agreement as of the date of such agreement and the Reinstated Services set

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forth therein shall be deemed “Services” provided under this Agreement, in each case subject to the terms and conditions of this Agreement.

(c)                                  If, following the Effective Time and during the term of this Agreement, a Party identifies a service, other than an Omitted Service or an Excluded Service, that it desires for the other Party or any of its Subsidiaries to provide to the identifying Party or any of its Subsidiaries (each such service, an “Additional Service”), then the other Party shall consider such request; provided that nothing shall require the other Party to provide such Additional Service to the identifying Party.  If the other Party consents to providing an Additional Service to the identifying Party, then the Parties shall cooperate and act in good faith to create a supplemental subsection of Schedule 1 hereto for each such Additional Service in the form attached hereto as Exhibit A and amend Schedule 1 hereto to include the Additional Service.  Each supplemental subsection of Schedule 1 hereto, as agreed to in writing by the Parties, shall be deemed part of this Agreement as of the date of such agreement and the Additional Services set forth therein shall be deemed “Services” provided under this Agreement, in each case subject to the terms and conditions of this Agreement.

Section 2.03.                          Performance of Services.

(a)                                 The Provider shall perform and cause its Subsidiaries to perform all Services to be provided by the Provider in a manner that is based on its past practice and that is substantially similar in nature, quality and timeliness to the analogous services provided by Abbott or any of its Subsidiaries to Abbott or its applicable functional group or Subsidiary prior to the Effective Time.  The Provider shall, and shall cause its Subsidiaries to, perform its duties and responsibilities hereunder in good faith.  The Services shall be performed by the Provider and its Subsidiaries in the United States and Puerto Rico.

(b)                                 Nothing in this Agreement shall require the Provider to perform or cause to be performed any Service to the extent the manner of such performance would constitute a violation of applicable Laws, the Abbott Code of Business Conduct or any existing contract or agreement with a Third Party.  If the Provider is or becomes aware of any potential violation on the part of the Provider, the Provider shall use commercially reasonable efforts to promptly send a Notice to the Recipient of any such potential violation.  The Parties each agree to cooperate and use commercially reasonable efforts to obtain any necessary Third Party consents required under any existing contract or agreement with a Third Party to allow the Provider to perform or cause to be performed any Service in accordance with the standards set forth in this Section 2.03(b).  Any costs and expenses incurred by any Party or any of its Subsidiaries in connection with obtaining any such Third Party consent that is required to allow the Provider to perform or cause to be performed (i) any Service (other than an Additional Service) shall be split between the Provider and the Recipient in accordance with such Parties’ respective utilization of the applicable Service at such time (except with respect to fees imposed by Third Parties to allow joint participation by the Provider and the Recipient under information technology contracts and licenses, which fees shall be split equally between the Provider and the Recipient) and (ii) any Additional Service shall be solely the responsibility of the Recipient.  If, with respect to a Service, the Parties, despite the use of such commercially reasonable efforts, are unable to obtain a required Third Party consent or the performance of such Service by the Provider would continue to constitute a violation of applicable Laws or the Abbott Code of Business Conduct,

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the Provider shall use commercially reasonable efforts in good faith to provide such Services in a manner as closely as possible to the standards described in this Section 2.03 that would apply absent the exception provided for in the first sentence of this Section 2.03(b).

(c)                                  The Provider shall not be obligated to perform or to cause to be performed any Service in a volume or quantity in any calendar year that exceeds the highest volumes or quantities of analogous services provided to Abbott or its applicable functional group or Subsidiary during calendar year 2012, as set forth in the 2012 plan (without reference to the transactions contemplated by the Separation and Distribution Agreement) (the “Service Baseline Period”).  If the Recipient requests that the Provider perform or cause to be performed any Service in a volume or quantity that exceeds the highest volumes or quantities of analogous services that were provided to Abbott or its applicable functional group or Subsidiary during the Service Baseline Period, then: (i) if such higher volume or quantity results from fluctuations occurring in the ordinary course of business of the Recipient, the Provider shall use commercially reasonable efforts to provide such requested higher volume or quantity; and (ii) if such higher volume or quantity results from any other source, including an acquisition, merger, purchase or other business combination by the Recipient, the Parties shall cooperate and act in good faith to determine whether the Provider will be required to provide such requested higher volume or quantity.  If the Parties determine that the Provider shall provide the requested higher volume or quantity then such higher volume or quantity shall be documented in a written agreement signed by the Parties.  Each amended subsection of Schedule 1 hereto, as agreed to in writing by the Parties, shall be deemed part of this Agreement as of the date of such agreement and the volume or quantity increases set forth in such written agreement shall be deemed a part of the “Services” provided under this Agreement, in each case subject to the terms and conditions of this Agreement.

(d)                                 (i) Neither the Provider nor any of its Subsidiaries shall be required to perform or to cause to be performed any of the Services for the benefit of any Third Party or any other Person other than the Recipient or its Subsidiaries, and (ii) EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION 2.03, EACH PARTY ACKNOWLEDGES AND AGREES THAT ALL SERVICES AND PRODUCTS ARE PROVIDED ON AN “AS-IS” BASIS, THAT THE RECIPIENT ASSUMES ALL RISK AND LIABILITY ARISING FROM OR RELATING TO ITS USE OF AND RELIANCE UPON THE SERVICES, AND THAT THE PROVIDER MAKES NO OTHER REPRESENTATIONS OR GRANTS ANY WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, WITH RESPECT TO THE SERVICES AND PRODUCTS.  EACH PARTY SPECIFICALLY DISCLAIMS ANY OTHER WARRANTIES, WHETHER WRITTEN OR ORAL, OR EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR USE OR PURPOSE OR THE NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

(e)                                  Each Party shall be responsible for its own compliance with any and all Laws applicable to its performance under this Agreement.  No Party shall knowingly take any action in violation of any such applicable Law that results in Liability being imposed on the other Party.

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Section 2.04.                          Charges for Services.  The Recipient shall pay the Provider of such Services a monthly fee for the Services (or category of Services, as applicable) (each fee constituting a “Charge” and, collectively, “Charges”), which Charges shall be agreed to by the Parties from time to time.  During the term of this Agreement, the amount of a Charge for any Services may adjust to the extent of:  (a) any adjustments mutually agreed to by the Parties; (b) any Charges applicable to any Omitted Services, Reinstated Services or Additional Services; and (c) in accordance with Section 2.08, any proportional adjustment in the rates or charges imposed by any Third Party provider that is providing Services.  Together with any monthly invoice for Charges, the Provider shall provide the Recipient with reasonable documentation, including any additional documentation reasonably requested by the Recipient to the extent such documentation is in the Provider’s or its Subsidiaries’ possession or control, to support the calculation of such Charges.

Section 2.05.                          Reimbursement for Out-of-Pocket Expenses.  The Recipient shall reimburse the Provider for reasonable out-of-pocket costs and expenses incurred by the Provider or any of its Subsidiaries in connection with providing the Services (including reasonable travel-related expenses) to the extent that such costs and expenses are not reflected in the Charges for such Services; provided, however, that any such cost or expense not consistent with historical practice between the Parties for any Service (including business travel and related expenses) shall require advance approval of the Recipient.  Any authorized travel-related expenses incurred in performing the Services shall be incurred and charged to the Recipient in accordance with the Provider’s then applicable business travel policies.

Section 2.06.                          Changes to Services.

(a)                                 Except as provided in Section 2.08 and subject to the performance standards set forth in this Article II, the Provider may make changes from time to time in the manner of performing the Services if the Provider is making similar changes in performing analogous services for itself and if the Provider furnishes to the Recipient reasonable prior Notice (in content and timing) respecting such changes; provided, however, that the Provider may not modify any of its accounting policies or its foreign exchange rate setting process as defined in the B.2.0 policy that would directly or indirectly impact the Services without the prior written consent of the Recipient (such consent not to be unreasonably withheld or delayed).  No such change shall affect the timeliness or quality of, or the Charges for, the applicable Service.  If any such change by the Provider reasonably requires the Recipient to incur incremental costs and expenses in order to continue to receive and utilize the applicable Services in the same manner as the Recipient was receiving and utilizing such Service prior to such change, the Provider shall be required to reimburse the Recipient for all such reasonable costs and expenses.  Upon request, the Recipient shall provide the Provider with reasonable documentation, including any additional documentation reasonably requested by the Provider to the extent such documentation is in the Recipient’s or its Subsidiaries’ possession or control, to support the calculation of such incremental costs and expenses.

(b)                                 AbbVie acknowledges that it has received a copy of Abbott’s B.2.0 internal calendar for 2013 from Abbott. Prior to the commencement of each subsequent calendar year during the term of this Agreement, Abbott shall make available to AbbVie a copy of Abbott’s B.2.0 internal calendar for such calendar year (and AbbVie may request the same of

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Abbott if Abbott has not made such copy available to AbbVie prior to the commencement of the applicable subsequent calendar year).

(c)                                  Prior to 12:00 p.m. Central Time on the B.2.0 day of each calendar month during the term of this Agreement, Abbott shall make available to AbbVie a copy of Abbott’s foreign exchange rates determined in accordance with Abbott’s B.2.0 policy for such calendar month (and AbbVie may request the same of Abbott if Abbott has not made such copy available to AbbVie prior to 12:00 p.m. Central Time on the B.2.0 day of the applicable calendar month).

Section 2.07.                          Transitional Nature of Services.  The Parties acknowledge the transitional nature of the Services and agree to cooperate in good faith and to use commercially reasonable efforts to effectuate a smooth transition of the Services from the Provider to the Recipient (or its designee).

Section 2.08.                          Use of Third Parties to Provide Services.  The Provider may perform its obligations to provide a Service through agents, subcontractors or independent contractors, provided that the delegation of performance of the applicable Service does not impact the timeliness or quality of such Service, in accordance with the following:

(a)                                 Provider is Currently Using Third Parties as of the Effective Time.  If, as of the Effective Time, (i) the Provider is obtaining analogous services for itself from agents, subcontractors or independent contractors, or (ii) the Provider is obtaining services from agents, subcontractors or independent contractors which services the Provider shall only provide to the Recipient under this Agreement and the Provider shall not otherwise require such analogous services for itself during the term of this Agreement, then the Charges for the applicable Services the Provider is obtaining from such Third Parties may be adjusted proportionally by the Provider pursuant to Section 2.04(c) to reflect any adjustment in the rates or charges imposed by the Third Party that is providing such Services; or

(b)                                 Provider Elects to Switch to Third Parties After the Effective Time.

(i)                                     If, following the Effective Time, the Provider elects to obtain analogous services for itself from agents, subcontractors or independent contractors (A) the Provider shall furnish to the Recipient reasonable prior Notice (in content and timing) respecting such use of Third Parties, and (B) the Charges for the applicable Services the Provider is obtaining from such Third Parties may be adjusted proportionally by the Provider pursuant to Section 2.04(c) to reflect any adjustment in the rates or charges imposed by the Third Party that is providing such Services; and

(ii)                                  If, however, following the Effective Time, the Provider is not obtaining analogous services for itself from agents, subcontractors or independent contractors (A) the Provider shall furnish to the Recipient reasonable prior Notice (in content and timing) respecting such use of Third Parties, and (B) the Charges for the applicable Services the Provider is providing through such Third Parties appointed following the Effective Time may not be adjusted by the Provider as a result of any adjustments in the rates or charges imposed by such Third Parties.

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Notwithstanding the foregoing, the Provider shall not be relieved of its obligations under this Agreement by use of such agents, subcontractors or independent contractors.

ARTICLE III

OTHER ARRANGEMENTS

Section 3.01.                          Access.

(a)                                 AbbVie shall, and shall cause its Subsidiaries to, allow Abbott and its Subsidiaries and their respective Representatives reasonable access to the facilities of AbbVie and its Subsidiaries that is necessary for Abbott and its Subsidiaries to fulfill their obligations under this Agreement.  In addition to the foregoing right of access, AbbVie shall, and shall cause its Subsidiaries to, afford Abbott, its Subsidiaries and their respective Representatives, upon reasonable advance notice, reasonable access during normal business hours to the facilities, Information, systems, infrastructure and personnel of AbbVie and its Subsidiaries as reasonably necessary for Abbott to verify the adequacy of internal controls over information technology, reporting of financial data and related processes employed in connection with the Services being provided by AbbVie or its Subsidiaries, including in connection with verifying compliance with Section 404 of the Sarbanes-Oxley Act of 2002; provided that (i) such access shall not unreasonably interfere with any of the business or operations of AbbVie or any of its Subsidiaries and (ii) in the event that AbbVie determines that providing such access could be commercially detrimental, violate any Law or agreement, or waive any attorney-client privilege, then the Parties shall use commercially reasonable efforts to permit such access in a manner that avoids any such harm or consequence.  Abbott agrees that all of its and its Subsidiaries’ employees shall, and that it shall use commercially reasonable efforts to cause its Representatives’ employees to, when on the property of AbbVie and its Subsidiaries, or when given access to any facilities, Information, systems, infrastructure or personnel of AbbVie and its Subsidiaries, conform to the policies and procedures of AbbVie and any of its Subsidiaries, as applicable, concerning health, safety, conduct and security which are made known to Abbott from time to time.

(b)                                 Abbott shall, and shall cause its Subsidiaries to, allow AbbVie and its Subsidiaries and their respective Representatives reasonable access to the facilities of Abbott and its Subsidiaries that is necessary for AbbVie and its Subsidiaries to fulfill their obligations under this Agreement.  In addition to the foregoing right of access, Abbott shall, and shall cause its Subsidiaries to, afford AbbVie, its Subsidiaries and their respective Representatives, upon reasonable advance notice, reasonable access during normal business hours to the facilities, Information, systems, infrastructure, and personnel of Abbott and its Subsidiaries as reasonably necessary for AbbVie to verify the adequacy of internal controls over information technology, reporting of financial data and related processes employed in connection with the Services being provided by Abbott or its Subsidiaries, including in connection with verifying compliance with Section 404 of the Sarbanes-Oxley Act of 2002; provided that (i) such access shall not unreasonably interfere with any of the business or operations of Abbott or any of its Subsidiaries and (ii) in the event that Abbott determines that providing such access could be commercially detrimental, violate any Law or agreement, or waive any attorney-client privilege, then the Parties shall use commercially reasonable efforts to permit such access in a manner that avoids

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any such harm or consequence.  AbbVie agrees that all of its and its Subsidiaries’ employees shall, and that it shall use commercially reasonable efforts to cause its Representatives’ employees to, when on the property of Abbott and its Subsidiaries, or when given access to any facilities, Information, systems, infrastructure or personnel of Abbott and its Subsidiaries, conform to the policies and procedures of Abbott and any of its Subsidiaries, as applicable, concerning health, safety, conduct and security which are made known to AbbVie from time to time.

ARTICLE IV

BILLING; TAXES

Section 4.01.                          Procedure.  Charges for the Services shall be charged to and payable by the Recipient.  Amounts payable pursuant to the terms of this Agreement shall be paid by wire transfer (or such other method of payment as may be agreed between the Parties) to the Provider, as directed by the Provider, on a monthly basis, which amounts shall be due within sixty (60) days after the date of invoice.  All amounts due and payable hereunder shall be invoiced and paid in U.S. dollars.

Section 4.02.                          Late Payments.  Charges not paid when due pursuant to this Agreement (and any amounts billed or otherwise invoiced or demanded and properly payable that are not paid within sixty (60) days of the date of such bill, invoice or other demand) shall accrue interest at a rate per annum equal to the Prime Rate plus 2%, or the maximum legal rate, whichever is lower (the “Interest Payment”).

Section 4.03.                          Taxes.  Without limiting any provisions of this Agreement, the Recipient shall bear any and all Taxes and other similar charges (and any related interest and penalties) imposed on, or payable with respect to, any fees or charges, including any Charges, payable by it pursuant to this Agreement, including all sales, use, value-added, and similar Taxes, but excluding Taxes based on the Provider’s net income.  Notwithstanding anything to the contrary in the previous sentence or elsewhere in this Agreement, the Recipient shall be entitled to withhold from any payments to the Provider any such Taxes that the Recipient is required by Law to withhold and shall pay such Taxes to the applicable Tax Authority.

Section 4.04.                          No Set-Off.  Except as mutually agreed to in writing by Abbott and AbbVie, no Party or any of its Affiliates shall have any right of set off or other similar rights with respect to (a) any amounts received pursuant to this Agreement; or (b) any other amounts claimed to be owed to the other Party or any of its Subsidiaries arising out of this Agreement.

ARTICLE V

TERM AND TERMINATION

Section 5.01.                          Term.  This Agreement shall commence at the Effective Time and shall terminate upon the earlier to occur of:  (a) the last date on which either Party is obligated to provide any Service to the other Party in accordance with the terms of this Agreement; or (b) the mutual written agreement of the Parties to terminate this Agreement in its entirety.  Unless

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otherwise terminated pursuant to Section 5.02, this Agreement shall terminate with respect to any Service at the close of business on the last day of the Service Period for such Service.  To the extent that the Provider’s ability to provide a Service is dependent on the continuation of a specified Service, the Provider’s obligation to provide such dependent Service shall terminate automatically with the termination of such supporting Service.

Section 5.02.                          Early Termination.

(a)                                 Without prejudice to the Recipient’s rights with respect to a Force Majeure, the Recipient may from time to time terminate this Agreement with respect to the entirety of any individual Service but not a portion thereof:

(i)                                     for any reason or no reason, upon the giving of an advance Notice to the Provider of such Service not less than the shorter of (A) one hundred eighty (180) days, or (B) one-half the original Service Period for such Service; provided, however, that any such termination may only be effective as of the last day of a month; or

(ii)                                  if the Provider of such Service has failed to perform any of its material obligations under this Agreement with respect to such Service, and such failure shall continue to exist forty five (45) days after receipt by the Provider of Notice of such failure from the Recipient; provided, however, that any such termination may only be effective as of the last day of a month; and provided, further, that the Recipient shall not be entitled to terminate the Agreement with respect to the applicable Service if, as of the end of such forty five (45)-day period, there remains a good faith Dispute between the Parties (undertaken in accordance with the terms of Section 9.07) as to whether the Provider has cured the applicable breach.

(b)                                 The Provider may terminate this Agreement with respect to any individual Service, but not a portion thereof, at any time upon prior Notice to the Recipient if the Recipient has failed to perform any of its material obligations under this Agreement relating to such Services, including making payment of Charges for such Service when due, and such failure shall continue uncured for a period of forty five (45) days after receipt by the Recipient of a Notice of such failure from the Provider; provided, however, that any such termination may only be effective as of the last day of a month; and provided, further, that the Provider shall not be entitled to terminate the Agreement with respect to the applicable Service if, as of the end of such forty five (45)-day period, there remains a good faith Dispute between the Parties (undertaken in accordance with the terms of Section 9.07) as to whether the Recipient has cured the applicable breach.  The relevant subsection of Schedule 1 hereto shall be updated to reflect any terminated Service.

Section 5.03.                          Reduction of Services.  The Recipient may from time to time request a reduction in part of the scope or amount of any Service; provided that any such reduction may only take effect as of the end of a month.  If requested to do so by the Recipient, the Parties shall discuss in good faith appropriate adjustments to the relevant Charges in light of all relevant factors.  If, after such discussions, the Parties do not approve any requested reduction of the scope or amount of any Service and the relevant Charges in connection therewith, then (a) there shall be no change to the Charges under this Agreement and (b) unless the Parties otherwise agree in writing, there shall be no change to the scope or amount of any Services under this

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Agreement.  If, after such discussions, the Parties agree to any reduction of Service, such reduction of Service shall be documented in a written agreement executed by the Parties.  Additionally, in connection with any such reduction of Service, the Parties may agree to an appropriate reduction to the Charges related to the applicable reduced Service.

Section 5.04.                          Extension of Services.

(a)                                 The Recipient may request to extend the Service Period of any Service (each such extension, a “Service Extension”) one time for each Service (unless the Parties otherwise agree) by providing the Provider of such Service with advance Notice not less than the shorter of (i) one hundred eighty (180) days, or (ii) one-half of the original Service Period for such Service.

(b)                                 If the Recipient is requesting a Service Extension for a particular Service for the first time and the requested Service Extension is for a period of twelve (12) months or less past the originally scheduled expiration of the Service Period for the applicable Service, then the Provider shall be obligated to provide such requested Service Extension and the Parties shall in good faith (i) negotiate the terms of an amendment to the applicable subsection of Schedule 1 hereto, which amendment shall be consistent with the terms of the applicable Service, and (ii) determine the costs and expenses (which shall not include any Charges payable under this Agreement), if any, that would be incurred by the Provider or the Recipient, as the case may be, in connection with the provision of such Service Extension, which costs and expenses shall be borne solely by the Recipient.  If (A) the requested Service Extension is for a period of longer than twelve (12) months past the originally scheduled expiration of the Service Period for the applicable Service or (B) the Recipient has previously requested a Service Extension for the particular Service that the Recipient is currently requesting a Service Extension, then the Parties shall cooperate and act in good faith to determine whether the Provider shall provide the applicable Service for the requested Service Extension period.  If the Parties determine that the Provider shall provide such Service during the requested Service Extension period, then the Parties shall in good faith (1) negotiate the terms of an amendment to the applicable subsection of Schedule 1 hereto, which amendment shall be consistent with the terms of the applicable Service, and (2) determine the costs and expenses (which shall not include any Charges payable under this Agreement), if any, that would be incurred by the Provider or the Recipient, as the case may be, in connection with the provision of such Service Extension, which costs and expenses shall be borne solely by the Recipient.  Each amended subsection of Schedule 1 hereto, as agreed to in writing by the Parties, shall be deemed part of this Agreement as of the date of such agreement and any Services provided pursuant to such Service Extensions shall be deemed “Services” provided under this Agreement, in each case subject to the terms and conditions of this Agreement.

Section 5.05.                          Interdependencies.  The Parties acknowledge and agree that (i) there may be interdependencies among the Services being provided under this Agreement, (ii) upon the request of either Party, the Parties shall cooperate and act in good faith to determine whether (A) any such interdependencies exist with respect to the particular Service that a Party is seeking to terminate, reduce part of the scope or amount of, or extend, as applicable, in accordance with Section 5.02, Section 5.03 or Section 5.04, respectively, and (B) in the case of a termination or reduction, the Provider’s ability to provide a particular Service in accordance with this

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Agreement would be materially and adversely affected by such termination, or reduction in part of the scope or amount, of another Service, as applicable, in accordance with Section 5.02 or Section 5.03, respectively, prior to the expiration of the period of the maximum duration for such Service, and (iii) in the event that the Parties have determined that such interdependencies exist (and, in the case of a termination or reduction, as applicable, that the Provider’s ability to provide a particular Service in accordance with this Agreement would be materially and adversely affected by the termination, or reduction in part of the scope or amount, of another Service, as applicable, in accordance with Section 5.02 or Section 5.03, respectively, prior to the expiration of the period of the maximum duration for such Service), the Parties shall negotiate in good faith to amend Schedule 1 hereto relating to the termination dates of such impacted Service, which amendment shall be consistent with the terms of comparable Services.

Section 5.06.                          Effect of Termination.  Upon the termination of any Service pursuant to this Agreement, the Provider of the terminated Service shall have no further obligation to provide the terminated Service, and the Recipient shall have no obligation to pay any future Charges relating to any such Service; provided, however, that the Recipient shall remain obligated to the Provider for the Charges owed and payable in respect of Services provided prior to the effective date of termination for such Service.  In connection with the termination of any Service, the provisions of this Agreement not relating solely to such terminated Service shall survive any such termination, and in connection with a termination of this Agreement, Article I, this Article V, Article VII and Article IX, all confidentiality obligations under this Agreement and Liability for all due and unpaid Charges, shall continue to survive indefinitely.

Section 5.07.                          Information Transmission.  The Provider, on behalf of itself and its respective Subsidiaries, shall use commercially reasonable efforts to provide or make available, or cause to be provided or made available, to the Recipient, in accordance with Section 6.01(a) of the Separation and Distribution Agreement, any Information received or computed by the Provider for the benefit of the Recipient concerning the relevant Service during the Service Period; provided, however, that, except as otherwise agreed to in writing by the Parties (a) the Provider shall not have any obligation to provide or cause to provide Information in any non-standard format, (b) the Provider and its Subsidiaries shall be reimbursed for their reasonable costs in accordance with Section 6.01(c) of the Separation and Distribution Agreement for creating, gathering, copying, transporting and otherwise providing such Information, and (c) the Provider shall use commercially reasonable efforts to maintain any such Information in accordance with Section 6.03 of the Separation and Distribution Agreement.

ARTICLE VI

CONFIDENTIALITY; PROTECTIVE ARRANGEMENTS

Section 6.01.                          Abbott and AbbVie Obligations.  Subject to Section 6.04, Abbott, on behalf of itself and each of the Abbott Subsidiaries, and AbbVie, on behalf of itself and each of the AbbVie Subsidiaries, agrees to hold, and to cause its respective Representatives to hold, in strict confidence, with at least the same degree of care that applies to Abbott’s confidential and proprietary information pursuant to policies in effect as of the Effective Time, all confidential and proprietary information concerning the other Party (or its business) and the other Party’s Subsidiaries (or their respective businesses) that is either in its possession (including confidential

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and proprietary information in its possession prior to the Effective Time) or furnished by the other Party or the other Party’s Subsidiaries or their respective Representatives at any time pursuant to this Agreement, and shall not use any such confidential and proprietary information other than for such purposes as may be expressly permitted hereunder, except, in each case, to the extent that such confidential and proprietary information has been (a) in the public domain or generally available to the public, other than as a result of a disclosure by such Party or any of its Subsidiaries or any of their respective Representatives in violation of this Agreement; (b) later lawfully acquired from other sources by such Party or any of its Subsidiaries, which sources are not themselves bound by a confidentiality obligation or other contractual, legal or fiduciary obligation of confidentiality with respect to such confidential and proprietary information; or (c) independently developed or generated without reference to or use of the respective proprietary or confidential information of the other Party or any of its Subsidiaries.  If any confidential and proprietary information of Abbott or any of its Subsidiaries is disclosed to AbbVie or any of its Subsidiaries in connection with providing the Services, then such disclosed confidential and proprietary information shall be used only as required to perform the Services.  If any confidential and proprietary information of AbbVie or any of its Subsidiaries is disclosed to Abbott or any of its Subsidiaries in connection with providing the Services, then such disclosed confidential and proprietary information shall be used only as required to perform such Services.

Section 6.02.                          No Release.  Each Party agrees (a) not to release or disclose, or permit to be released or disclosed, any information addressed in Section 6.01 to any other Person, except its Representatives who need to know such information in their capacities as such, and except in compliance with Section 6.04 and (b) to use commercially reasonable efforts to maintain any such information in accordance with Section 6.03 of the Separation and Distribution Agreement.

Section 6.03.                          Third Party Information; Privacy and Data Protection Laws.  Each Party acknowledges that it and its respective Subsidiaries may presently have and, following the Effective Time, may gain access to or possession of confidential or proprietary information of, or personal information relating to, Third Parties (a) that was received under confidentiality or non-disclosure agreements entered into between such Third Parties, on the one hand, and another Party or another Party’s Subsidiaries, on the other hand, prior to the Effective Time; or (b) that, as between the Parties, was originally collected by another Party or another Party’s Subsidiaries and that may be subject to and protected by privacy, data protection or other applicable Laws.  As provided in more detail in a data protection agreement to be entered into between Abbott and AbbVie as of the Effective Time, each Party agrees that it shall hold, protect and use, and shall cause its Subsidiaries and its and their respective Representatives to hold, protect and use, in strict confidence the confidential and proprietary information of, or personal information relating to, Third Parties in accordance with privacy, data protection or other applicable Laws and the terms of any agreements that were either entered into before the Effective Time or affirmative commitments or representations that were made before the Effective Time by, between or among such other Party or such other Party’s Subsidiaries, on the one hand, and such Third Parties, on the other hand.

Section 6.04.                          Protective Arrangements.  In the event that either Party or any of its Affiliates is requested or required (by oral question, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) by any Governmental Authority or pursuant to applicable Law to disclose or provide any confidential or proprietary

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information of the other Party that is subject to the confidentiality provisions hereof, or to disclose or provide any Personal Data that it processes on behalf of the other Party in accordance with the data protection agreement to be entered into between Abbott and AbbVie as of the Effective Time, such Party shall, unless prohibited by such request or requirement of the applicable Governmental Authority or under applicable Law, provide the other Party with Notice of such request or demand as promptly as practicable under the circumstances so that such other Party shall have an opportunity to seek an appropriate protective order, at such other Party’s own cost and expense.  In the event that such other Party fails to receive such appropriate protective order in a timely manner and the Party receiving the request or demand reasonably determines that its failure to disclose or provide such information shall actually prejudice the Party receiving the request or demand, then the Party that received such request or demand may thereafter disclose or provide information to the extent required by such Law (as so advised by counsel) or by lawful process or such Governmental Authority.

ARTICLE VII

LIMITED LIABILITY AND INDEMNIFICATION

Section 7.01.                          Limitations on Liability.

(a)                                 SUBJECT TO SECTION 7.02, THE LIABILITIES OF THE PROVIDER AND ITS SUBSIDIARIES AND THEIR RESPECTIVE REPRESENTATIVES, COLLECTIVELY, UNDER THIS AGREEMENT FOR ANY ACT OR FAILURE TO ACT IN CONNECTION HEREWITH (INCLUDING THE PERFORMANCE OR BREACH OF THIS AGREEMENT), OR FROM THE SALE, DELIVERY, PROVISION OR USE OF ANY SERVICES PROVIDED UNDER OR CONTEMPLATED BY THIS AGREEMENT, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY) OR OTHERWISE, SHALL NOT EXCEED THE PROVIDER’S PROFITS FOR PERFORMING SERVICES HEREUNDER, WHICH SHALL BE DEEMED TO BE EQUAL TO THE AMOUNT OF THE MARK-UP RECEIVED BY THE PROVIDER DURING THE PREVIOUS TWELVE (12) MONTH PERIOD.

(b)                                 IN NO EVENT SHALL EITHER PARTY, ITS SUBSIDIARIES OR THEIR RESPECTIVE REPRESENTATIVES BE LIABLE TO THE OTHER PARTY FOR INDIRECT, EXEMPLARY, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES IN CONNECTION WITH THE PERFORMANCE OF THIS AGREEMENT, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND EACH PARTY HEREBY WAIVES ON BEHALF OF ITSELF, ITS SUBSIDIARIES AND ITS REPRESENTATIVES ANY CLAIM FOR SUCH DAMAGES, INCLUDING ANY CLAIM FOR PROPERTY DAMAGE OR LOST PROFITS, WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE.

(c)                                  The foregoing limitations on Liability in this Section 7.01 shall not apply to either Party’s Liability for breaches of confidentiality under Article VI or either Party’s obligations under Section 7.03.

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(d)                                 The limitations in Section 7.01(a) and Section 7.01(b) shall not apply in respect of any Liability arising out of or in connection with the gross negligence, willful misconduct, or fraud of or by the Party to be charged.

Section 7.02.                          Obligation to Re-Perform; Liabilities.  In the event of any breach of this Agreement by the Provider with respect to the provision of any Services (with respect to which the Provider can reasonably be expected to re-perform in a commercially reasonable manner), the Provider shall (a) promptly correct in all material respects such error, defect or breach or re-perform in all material respects such Services at the request of the Recipient and at the sole cost and expense of the Provider and (b) subject to the limitations set forth in Section 7.01, reimburse the Recipient and its Subsidiaries and Representatives for Liabilities attributable to such breach by the Provider.  The remedy set forth in this Section 7.02 shall be the sole and exclusive remedy of the Recipient for any such breach of this Agreement.  Any request for re-performance in accordance with this Section 7.02 by the Recipient must be in writing and specify in reasonable detail the particular error, defect or breach, and such request must be made no more than one (1) month from the later of the date on which such breach occurred and the date on which such breach was reasonably discovered by the Recipient.

Section 7.03.                          Third Party Claims.  The Recipient shall indemnify, defend and hold harmless the Provider, its Subsidiaries and each of their respective Representatives, and each of the successors and assigns of any of the foregoing (collectively, the “Provider Indemnitees”), from and against any and all claims of Third Parties relating to, arising out of or resulting from the Provider’s furnishing or failing to furnish the Services provided for in this Agreement, other than (a) Third Party claims arising out of the gross negligence, willful misconduct or fraud of any Provider Indemnitee and (b) as set forth in Section 2.03(b).

Section 7.04.                          Indemnification Procedures.  The provisions of Article IV of the Separation and Distribution Agreement shall govern claims for indemnification under this Agreement; provided that, for purposes of this Section 7.04, in the event of any conflict between the provisions of Article IV of the Separation and Distribution Agreement and this Article VII, the provisions of this Agreement shall control.

ARTICLE VIII

TRANSITION COMMITTEE

Section 8.01.                          Establishment.  Pursuant to the Separation and Distribution Agreement, a Transition Committee is to be established by Abbott and AbbVie to, among other things, monitor and manage matters arising out of or resulting from this Agreement.

ARTICLE IX

MISCELLANEOUS

Section 9.01.                          Mutual Cooperation.  The Parties and their respective Subsidiaries shall cooperate with each other in connection with the performance of the Services hereunder; provided, however, that such cooperation shall not unreasonably disrupt the normal operations of

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the Parties and their respective Subsidiaries; and, provided, further, that this Section 9.01 shall not require either Party to incur any out-of-pocket costs or expenses unless and except as expressly provided in this Agreement or otherwise agreed to in writing by the Parties.

Section 9.02.                          Title to Intellectual Property.  Except as expressly provided for under the terms of this Agreement, the Recipient acknowledges that it shall acquire no right, title or interest (including any license rights or rights of use) in any intellectual property which is owned or licensed by the Provider, by reason of the provision of the Services provided hereunder.  The Recipient shall not remove or alter any copyright, trademark, confidentiality or other proprietary notices that appear on any intellectual property owned or licensed by the Provider, and the Recipient shall not reproduce any such notices on any and all copies thereof.  The Recipient shall not attempt to decompile, translate, reverse engineer or make excessive copies of any intellectual property owned or licensed by the Provider, and the Recipient shall promptly notify the Provider of any such attempt, regardless of whether by the Recipient or any Third Party, of which the Recipient becomes aware.

Section 9.03.                          Force Majeure.  No Party shall be deemed in default of this Agreement for failure to fulfill any obligation so long as and to the extent to which any delay or failure in the fulfillment of such obligations is prevented, frustrated, hindered or delayed as a consequence of circumstances of Force Majeure.  In the event of any such excused delay, the time for performance shall be extended for a period equal to the time lost by reason of the delay unless this Agreement has previously been terminated under Article V or under this Section 9.03.  A Party claiming the benefit of this provision shall, as soon as reasonably practicable after the occurrence of any such event, (a) provide Notice to the Recipient or the Provider of the nature and extent of any such Force Majeure condition; and (b) use commercially reasonable efforts to remove any such causes and resume performance under this Agreement as soon as reasonably practicable unless this Agreement has previously been terminated under Article V or under this Section 9.03.  During the period of a Force Majeure, the Recipient shall be (i) relieved of the obligation to pay Charges for such Service(s) throughout the duration of such Force Majeure and (ii) entitled to permanently terminate such Service(s) (and shall be relieved of the obligation to pay Charges for such Service(s) throughout the duration of such Force Majeure) if a Force Majeure shall continue to exist for more than thirty (30) consecutive days, it being understood that the Recipient shall not be required to provide any advance notice of such termination to the Provider.

Section 9.04.                          Independent Contractors.  The Parties each acknowledge that they are separate entities, each of which has entered into this Agreement for independent business reasons.  The relationships of the Parties hereunder are those of independent contractors and nothing contained herein shall be deemed to create a joint venture, partnership or any other relationship.  Employees performing services hereunder do so on behalf of, under the direction of, and as employees of, the Provider, and the Recipient shall have no right, power or authority to direct such employees.

Section 9.05.                          Third Party Beneficiaries.  Except as provided in Article VII with respect to Provider Indemnitees, (a) the provisions of this Agreement are solely for the benefit of the Parties, their Subsidiaries and their permitted successors and assigns, and are not intended to confer upon any other Person except the Parties, their Subsidiaries and their permitted successors

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and assigns, any rights or remedies hereunder; and (b) there are no other Third Party beneficiaries of this Agreement and this Agreement shall not provide any other Third Party with any remedy, claim, Liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

Section 9.06.                          Governing Law.  This Agreement shall be governed by and construed and interpreted in accordance with the Laws of the State of Delaware, irrespective of the choice of Laws principles of the State of Delaware, as to all matters, including matters of validity, construction, effect, enforceability, performance and remedies.

Section 9.07.                          Dispute Resolution.

(a)                                 In the event of any controversy, dispute or claim (a “Dispute”) arising out of or relating to any Party’s rights or obligations under this Agreement (whether arising in contract, tort or otherwise) or calculation or allocation of the costs of any Service, or otherwise arising out of or relating in any way to this Agreement (including the interpretation or validity of this Agreement), such Dispute shall be resolved in accordance with the dispute resolution process referred to in Section 7.01 to the Separation and Distribution Agreement.

(b)                                 In any Dispute regarding the amount of a Charge, if such Dispute is finally resolved pursuant to the dispute resolution process set forth or referred to in Section 9.07(a) and it is determined that the Charge that the Provider has invoiced the Recipient, and that the Recipient has paid to the Provider, is greater or less than the amount that the Charge should have been, then (i) if it is determined that the Recipient has overpaid the Charge, the Provider shall within five (5) business days after such determination reimburse the Recipient an amount of cash equal to such overpayment, plus the Interest Payment, accruing from the date of payment by the Recipient to the time of reimbursement by the Provider; and (ii) if it is determined that the Recipient has underpaid the Charge, the Recipient shall within five (5) business days after such determination reimburse the Provider an amount of cash equal to such underpayment, plus the Interest Payment, accruing from the date such payment originally should have been made by the Recipient to the time of payment by the Recipient.

Section 9.08.                          Specific Performance.  Subject to Section 9.07, in the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the Party or Parties who are or are to be thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief (on an interim or permanent basis) of its rights under this Agreement, in addition to any and all other rights and remedies at Law or in equity, and all such rights and remedies shall be cumulative.  The Parties agree that the remedies at Law for any breach or threatened breach, including monetary damages, may be inadequate compensation for any loss and that any defense in any Proceeding for specific performance that a remedy at Law would be adequate is waived.  Unless otherwise agreed in writing, the Parties shall continue to provide Services and honor all other commitments under this Agreement during the course of dispute resolution pursuant to the provisions of Section 9.07 and this Section 9.08 with respect to all matters subject to such Dispute; provided, however, that this obligation shall only exist during the term of this Agreement.

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Section 9.09.                          Interpretation.  Words in the singular shall be deemed to include the plural and vice versa and words of one gender shall be deemed to include the other genders as the context requires.  The terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits hereto and thereto) and not to any particular provision of this Agreement.  Section, Exhibit and Schedule references are to the Sections, Exhibits, and Schedules to this Agreement unless otherwise specified.  Unless otherwise stated, all references to any agreement shall be deemed to include the exhibits, schedules and annexes to such agreement.  The word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless the context otherwise requires or unless otherwise specified.  The word “or” shall not be exclusive.  Unless otherwise specified in a particular case, the word “days” refers to calendar days.  References herein to this Agreement or any other agreement contemplated herein shall be deemed to refer to this Agreement or such other agreement as of the date on which it is executed and as it may be amended, modified or supplemented thereafter, unless otherwise specified.  References to the performance, discharge or fulfillment of any Liability in accordance with its terms shall have meaning only to the extent such Liability has terms.  If the Liability does not have terms, the reference shall mean performance, discharge or fulfillment of such Liability.

Section 9.10.                          Headings.  The Article, Section and Paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 9.11.                          Amendment.  No provisions of this Agreement shall be deemed amended, supplemented or modified unless such amendment, supplement or modification is in writing and signed by an authorized representative of each of Abbott and AbbVie.  No provisions of this Agreement shall be deemed waived unless such waiver is in writing and signed by the authorized representative of the Party against whom it is sought to be enforced.

Section 9.12.                          Assignability.  This Agreement shall not be assigned without the prior written consent of Abbott and AbbVie, except that:

(a)                                 each Party may assign all of its rights and obligations under this Agreement to any of its Subsidiaries; provided, however, that no such assignment shall release the assigning Party from any Liability under this Agreement; and

(b)                                 in connection with (i) either Party’s divestiture of all or substantially all of its assets to a Third Party or (ii) a Change of Control of either Party, such Party may assign to such Third Party its rights and obligations under this Agreement; provided, however, that (x) no such assignment shall release the assigning Party from any Liability under this Agreement, (y) any and all costs and expenses incurred by either Party in connection with such assignment (including in connection with clause (z) of this proviso) shall be borne solely by the assigning Party, and (z) the Parties shall in good faith negotiate any amendments to this Agreement, including the Exhibits and Schedules to this Agreement, that may be reasonably necessary in order to assign such Services.

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Section 9.13.                          Audit Assistance.  Each of the Parties and their respective Subsidiaries are or may be subject to regulation and audit by a Governmental Authority, standards organizations, customers or other parties to contracts with such Parties or their respective Subsidiaries under applicable Law, standards or contract provisions.  If a Governmental Authority, standards organization, customer or other party to a contract with a Party or its Subsidiary exercises its right to examine or audit such Party’s or its Subsidiary’s books, records, documents or accounting practices and procedures pursuant to such applicable Law, standards or contract provisions, and such examination or audit relates to the Services, then the other Party shall provide, at the sole cost and expense of the requesting Party, all assistance reasonably requested by the Party that is subject to the examination or audit in responding to such examination or audits or requests for information, to the extent that such assistance or information is within the reasonable control of the cooperating Party and is related to the Services.

Section 9.14.                          Survival of Covenants.  Except as expressly set forth in this Agreement, the covenants and other agreements contained in this Agreement, and Liability for the breach of any obligations contained herein, shall survive the Effective Time and shall remain in full force and effect thereafter.

Section 9.15.                          Subsidiaries.  Abbott shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by an Abbott Subsidiary and AbbVie shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by an AbbVie Subsidiary.

Section 9.16.                          Waivers of Default.  Waiver by a Party of any default by the other Party of any provision of this Agreement shall not be deemed a waiver by the waiving Party of any subsequent or other default, nor shall it prejudice the rights of the waiving Party.

Section 9.17.                          Notices.  All Notices under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by facsimile with receipt confirmed (followed by delivery of an original via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a Notice):

If to Abbott:

Abbott Laboratories

100 Abbott Park Road

Abbott Park, Illinois 60064-6020

Attn: Divisional Vice President, Abbott Transition Organization

Facsimile: (847) 938-5313

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If to AbbVie:

AbbVie Inc.
1 North Waukegan Road
North Chicago, Illinois 60064

Attn: Vice President, Strategic Initiative

Facsimile: (847) 937-4330

Either Party may, by Notice to the other Party, change the address to which such Notices are to be given.

Section 9.18.                          Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement.

Section 9.19.                          Entire Agreement.  This Agreement and the exhibits and schedules hereto contain the entire agreement between the Parties with respect to the subject matter hereof, supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter and there are no agreements or understandings between the Parties other than those set forth or referred to herein or therein.

Section 9.20.                          Corporate Power.  Abbott represents on behalf of itself and, to the extent applicable, each Abbott Subsidiary, and AbbVie represents on behalf of itself and, to the extent applicable, each AbbVie Subsidiary, as follows:

(a)                                 each such Person has the requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby; and

(b)                                 this Agreement has been duly executed and delivered by it and constitutes a valid and binding agreement of it enforceable in accordance with the terms hereof.

Section 9.21.                          Signatures and Delivery.  Each of Abbott and AbbVie acknowledges that it may execute this Agreement by manual, stamp or mechanical signature, and that delivery of an executed counterpart of a signature page to this Agreement (whether executed by manual, stamp or mechanical signature) by facsimile or by email in portable document format (PDF) shall be effective as delivery of such executed counterpart of this Agreement.  Each of Abbott and AbbVie expressly adopts and confirms a stamp or mechanical signature (regardless of whether delivered in person, by mail, by courier, by facsimile or by email in portable document format (PDF)) made in its respective name as if it were a manual signature delivered in person, agrees that it shall not assert that any such signature or delivery is not adequate to bind it to the same extent as if it were signed manually and delivered in person and agrees that, at the reasonable request of the other Party at any time, it shall as promptly as reasonably practicable cause this Agreement to be manually executed (any such execution to be as of the date of the initial date hereof) and delivered in person, by mail or by courier.

Section 9.22.                          Severability.  In the event that any one or more of the terms or provisions of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or provision of this

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Agreement, or the application of such term or provision to Persons or circumstances or in jurisdictions other than those as to which it has been determined to be invalid, illegal or unenforceable, and the Parties shall use their commercially reasonable efforts to substitute one or more valid, legal and enforceable terms or provisions into this Agreement which, insofar as practicable, implement the purposes and intent of the Parties.  Any term or provision of this Agreement held invalid or unenforceable only in part, degree or within certain jurisdictions shall remain in full force and effect to the extent not held invalid or unenforceable to the extent consistent with the intent of the Parties as reflected by this Agreement.  To the extent permitted by applicable Law, each Party waives any term or provision of Law which renders any term or provision of this Agreement to be invalid, illegal or unenforceable in any respect.

Section 9.23.                          Further Assurances.  Each Party hereto shall take, or cause to be taken, any and all reasonable actions, including the execution, acknowledgment, filing and delivery of any and all documents and instruments that any other Party hereto may reasonably request in order to effect the intent and purpose of this Agreement and the transactions contemplated hereby.

Section 9.24.                          Public Announcements.  From and after the Effective Time, the Parties shall consult with each other before issuing, and give each other the opportunity to review and comment upon, that portion of any press release or other public statements that relates to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except (a) as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system; or (b) as otherwise set forth on Schedule 9.16 to the Separation and Distribution Agreement.

Section 9.25.                          Mutual Drafting.  This Agreement shall be deemed to be the joint work product of the Parties and any rule of construction that a document shall be interpreted or construed against a drafter of such document shall not be applicable.

* * * * *

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives.

ABBOTT LABORATORIES			ABBVIE INC.

By:	/s/ Thomas C. Freyman		By:	/s/ Richard A. Gonzalez
	Name:	Thomas C. Freyman		Name:	Richard A. Gonzalez
	Title:	Executive Vice President, Finance and Chief Financial Officer		Title:	Chairman of the Board and Chief Executive Officer

[Signature Page to U.S. Transition Services Agreement]

Exhibit A

Omitted Services/Additional Services Template

Function:
Service Provider:
Service Recipient:
Description of Transition Services:
Term:

A-1

Schedule 1

Services

Function:	Human Resources
Service Provider:	Abbott
Service Recipient:	AbbVie
Description of Transition Services:	HR program administration, HR related communications consulting and certain payroll and HR services.
Term:	Up to 24 months

Sch 1-1

Function:	Purchasing
Service Provider:	Abbott
Service Recipient:	AbbVie
Description of Transition Services:	Access to purchasing content, systems and related support, sourcing and rebate management.
Term:	Up to 24 months

Sch 1-2

Function:	Information Systems
Service Provider:	Abbott
Service Recipient:	AbbVie
Description of Transition Services:

Application support and maintenance; mainframe and services access and support; IT customer support, training and administration; planning and program management support; Finance/SFA functional support; and IT support, maintenance, infrastructure, subject matter expertise and system access to key systems.

Term:	24 Months

Sch 1-3

Function:	Information Systems
Service Provider:	AbbVie
Service Recipient:	Abbott
Description of Transition Services:

Application support and maintenance, program management for upgrades of server and coordination for DRP & Disaster Recovery Testing, change management coordination and quality & privacy-related web monitoring on behalf of the affiliates, system support for Prisms CRM system, project management support for special area special projects, IT support, maintenance, infrastructure, subject matter expertise and system access to key systems.

Term:	Up to 24 months

Sch 1-4

Function:	Internal Audit
Service Provider:	Abbott
Service Recipient:	AbbVie
Description of Transition Services:	Internal audits of international shared locations and Sarbanes-Oxley related support.
Term:	24 Months

Sch 1-5

Function:	Internal Audit
Service Provider:	AbbVie
Service Recipient:	Abbott
Description of Transition Services:	Sarbanes-Oxley related support.
Term:	24 Months

Sch 1-6

Function:	AN
Service Provider:	Abbott
Service Recipient:	AbbVie
Description of Transition Services:

System support, consulting services, subject matter expertise, medical safety and surveillance, certain manufacturing and labor support, AbbVie operations service/support at certain manufacturing site(s).

Term:	Up to 24 months

Sch 1-7

Function:	Administrative Services
Service Provider:	Abbott
Service Recipient:	AbbVie
Description of Transition Services:

Corporate records, creative network communications and public affairs, delivery service, fleet management, food service contracts, conference rooms/audio visual, interior design storage, library information contracts/systems, travel, meetings, telepresence/video services, and management oversight.

Term:	Up to 24 months

Sch 1-8

Function:	Administrative Services
Service Provider:	AbbVie
Service Recipient:	Abbott
Description of Transition Services:	J-28 building floorspace, cafeteria catering related services.
Term:	24 Months

Sch 1-9

Function:	AVD
Service Provider:	Abbott
Service Recipient:	AbbVie
Description of Transition Services:	Clinical trial support.
Term:	24 Months

Sch 1-10

Function:	Finance
Service Provider:	Abbott
Service Recipient:	AbbVie
Description of Transition Services:

Controlled drug reporting, cost maintenance, product identification coding, lot number location coding, RGL ledger accounting support, royalty contract administration/accounting, SOX support, corporate C&TC, US accounts payable, expense reporting, US freight payment, knowledge transfer, US payroll processing, CEPA support, corporate accounting staffing and training, and abandoned property compliance tasks.

Term:	Up to 24 months

Sch 1-11

Function:	Finance
Service Provider:	AbbVie
Service Recipient:	Abbott
Description of Transition Services:	Deferred margin services, sales reporting and consolidation, transfer pricing, IT system access/support, forecast information for transfer pricing, and knowledge sharing.
Term:	24 Months

Sch 1-12

Function:	Engineering Services
Service Provider:	Abbott
Service Recipient:	AbbVie
Description of Transition Services:	Crisis management, EHS&E consultation, global project management, security/guard, Lake County related support, emergency generator access, Calibration/Metrology, and IT system access and support.
Term:	24 Months

Sch 1-13

Function:	Engineering Services
Service Provider:	AbbVie
Service Recipient:	Abbott
Description of Transition Services:	Crisis management, EHS&E consultation, global project management, security/guard, Lake County support, emergency generator access, Calibration/Metrology support, and IT system access and support.
Term:	Up to 24 months

Sch 1-14

Function:	Research and Development
Service Provider:	Abbott
Service Recipient:	AbbVie
Description of Transition Services:	Certain co-development-related services and subject matter expertise.
Term:	Up to 24 months.

Sch 1-15

Function:	Research and Development
Service Provider:	AbbVie
Service Recipient:	Abbott
Description of Transition Services:

IT system/application access and business support, mass spectrometry support, NMR support, extrusion of nutritional products, scientific stockroom/lab services, chemical hygiene plan, outsourcing grant plan, PV case processing, PV data management, and microscopy/physical analytical chemistry support.

Term:	Up to 24 months.

Sch 1-16

Function:	L&A
Service Provider:	Abbott
Service Recipient:	AbbVie
Description of Transition Services:	Finance variable and fixed allocations.
Term:	Up to 24 months

Sch 1-17

Function:	Legal
Service Provider:	Abbott
Service Recipient:	AbbVie
Description of Transition Services:	Financial consulting, patent search, legal operations consulting, IP property operations consulting, and legal IT systems support.
Term:	Up to 24 months

Sch 1-18

Function:	Legal
Service Provider:	AbbVie
Service Recipient:	Abbott
Description of Transition Services:	Financial consulting, patent search, and legal operations consulting.
Term:	24 Months

Sch 1-19

Function:	Ethics and Compliance
Service Provider:	Abbott
Service Recipient:	AbbVie
Description of Transition Services:	IT systems/applications access and support, transparency support, investigations management, and 3PP & anticorruption management.
Term:	Up to 24 months

Sch 1-20

Function:	Ethics and Compliance
Service Provider:	AbbVie
Service Recipient:	Abbott
Description of Transition Services:	Transparency support and investigations management support.
Term:	24 Months

Sch 1-21

Function:	Public Affairs
Service Provider:	Abbott
Service Recipient:	AbbVie
Description of Transition Services:

Product donation administration, administration/advisory support (employee giving, matching grants, volunteerism programs, and blood drive), and knowledge transfer of related giving programs and IRPA functional expertise.

Term:	Up to 24 months

Sch 1-22

Function:	Public Affairs
Service Provider:	AbbVie
Service Recipient:	Abbott
Description of Transition Services:	Knowledge transfer of related giving programs and IRPA functional expertise.
Term:	Up to 24 months

Sch 1-23

Function:	US Commercial
Service Provider:	AbbVie
Service Recipient:	Abbott
Description of Transition Services:	Patient Assistance Foundation administrative support, and IT system access/support.
Term:	Up to 24 months

Sch 1-24

Function:	Commercial/Headquarters
Service Provider:	AbbVie
Service Recipient:	Abbott
Description of Transition Services:

Expat benefits, front office support, international HQ and affiliate IT system/application/infrastructure, international IT planning, affiliate external website support, financial reporting & consolidation IT services/support, certain Corp Purchasing Legal pass-through, AS/400 support, international IT policy training, and international SOX support.

Term:	24 Months

Sch 1-25

Function:	Regulatory
Service Provider:	Abbott
Service Recipient:	AbbVie
Description of Transition Services:	IT systems/applications support, and regulatory subject matter expertise.
Term:	24 Months

Sch 1-26

Function:	Regulatory
Service Provider:	AbbVie
Service Recipient:	Abbott
Description of Transition Services:	IT systems/applications support, and regulatory subject matter expertise.
Term:	24 Months

Sch 1-27

Function:	Tax
Service Provider:	Abbott
Service Recipient:	AbbVie
Description of Transition Services:	Corporate tax support.
Term:	24 Months

Sch 1-28

Function:	Tax
Service Provider:	AbbVie
Service Recipient:	Abbott
Description of Transition Services:	Corporate tax support.
Term:	24 Months

Sch 1-29

Function:	Treasury
Service Provider:	Abbott
Service Recipient:	AbbVie
Description of Transition Services:

Cash management, treasury operations, shareholder services, netting coordination, FX hedging, inter-company loan account maintenance, Luxembourg office and accounting support, real estate consulting, and retirement funds consulting.

Term:	Up to 24 months

Sch 1-30

Function:	Quality
Service Provider:	Abbott
Service Recipient:	AbbVie
Description of Transition Services:	Pharma label support, QA plant services, animal services, AQR subject matter expertise, and complaint processing.
Term:	Up to 24 months

Sch 1-31

Function:	Quality
Service Provider:	AbbVie
Service Recipient:	Abbott
Description of Transition Services:

IT system/application access, QA plant services, stability storage, subject matter expertise, PV QA audit and compliance, GCP affiliate audit/management, Global Inspection Management services, and AEGIS workflow support.

Term:	Up to 24 months

Sch 1-32

Function:	Manufacturing and Supply Chain
Service Provider:	Abbott
Service Recipient:	AbbVie
Description of Transition Services:

IT system/application access and support, supply/provide storage of solvents recovery used as comparable fuel, anti-counterfeiting service support, State Departments of Agriculture Synermax Registrations maintenance, anti-body production, supply materials, Global Standards and Serialization Office (GSSO) support, and corporate customs & trade compliance support.

Term:	Up to 24 months

Sch 1-33

Function:	Manufacturing and Supply Chain
Service Provider:	AbbVie
Service Recipient:	Abbott
Description of Transition Services:

IT system/application access and support, logistics/customs compliance, accounts payable, treasury, project accounting, payroll, tax, Foreign Trade Zone (FTZ) Services, occupational health, emergency spill response support, industrial hygiene, metrology, freight handling, housekeeping, waste management, distribution, Global Supply Dept. support, stability, serialization support, anti-counterfeiting service support, supply materials, contract administrative, freight audit functions, cold storage, operations, warehouse space and receiving, and hazardous waste recovery.

Term:	Up to 24 months

Sch 1-34